Exhibit 99.2


[SMITH & WOLLENSKY LOGO]                          Investor Contact: Allison Good
                                          The Smith & Wollensky Restaurant Group
                                                       Phone: 212-838-2061 x2379
                                                           Email: agood@swrg.com


         Smith & Wollensky Reports First Quarter 2005 Financial Results

New York, NY - May 19, 2005 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq: SWRG) today announced financial results for the first quarter of 2005, ended April 4, 2005.

Total consolidated restaurant sales for the quarter were $33.0 million, a 7.6% increase from the corresponding period in 2004. Comparable consolidated restaurant sales for the first quarter of 2005 were $28.8 million, a 0.2% increase over the fourth quarter of 2003.

Net income for the first quarter of 2005 was $447,000, or $0.05 per share on a diluted basis, compared to a restated loss of $229,000 for the first quarter of 2004. This restatement is related to lease accounting issues and to accounting for gift certificates.

Chairman and CEO Alan Stillman said, "The year has started off on a good note for our restaurants, supported by strong banquet sales and great response to our newest restaurant in Boston."

Conference Call

Alan Stillman, Chairman & CEO, and Alan Mandel, CFO, will conduct a conference call to review the Company's financial results for the first quarter ended April 4, 2005 at 5:00 p.m. ET on Thursday, May 19, 2005. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call, please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the first quarter of 2005, is expected to be posted on the Company's website under the heading Investor Relations immediately following the conference call.

About Smith & Wollensky Restaurant Group

The Smith & Wollensky Restaurant Group develops and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently believed to be the largest-grossing a la carte restaurant in the country. Since its inception, the company has grown to include 16 restaurants, including Smith & Wollensky in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus, Dallas, Houston, and Boston. SWRG also operates five other restaurants in New York, including Cite, Maloney & Porcelli, Manhattan Ocean Club, Park Avenue Cafe, and The Post House.

Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            (Financial Tables Follow)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                 Unaudited Consolidated Statements of Operations
             (dollar amounts in thousands, except per share amounts)

                                                                        Three Months Ended
                                                                     April 4,        March 29,
                                                                       2005             2004
                                                                  ---------------  ---------------
                                                                                      Restated
Consolidated restaurant sales                                      $      32,994    $      30,652
                                                                  ---------------  ---------------

        Total cost of consolidated restaurant sales                       29,177           27,571
                                                                  ---------------  ---------------

Income from consolidated restaurant operations                             3,817            3,081

Management fee income                                                        251              315

                                                                  ---------------  ---------------
Income from consolidated and managed restaurants                           4,068            3,396

General and administrative expenses                                        2,324            2,622
Royalty expense                                                              497              442

                                                                  ---------------  ---------------
Operating income                                                           1,247              332

Interest expense                                                            (430)            (323)
Amortization of deferred debt financing costs                                (32)             (18)
Interest income                                                                1                -
                                                                  ---------------  ---------------
Interest expense, net                                                       (461)            (341)

Income (loss) before provision for income taxes                              786               (9)

Provision for income taxes                                                    57               52
                                                                  ---------------  ---------------
Income (loss) before interest in (income) loss of
   consolidated variable interest entity                                     729              (61)

Interest in (income) loss of consolidated variable
   interest entity                                                          (282)            (168)
                                                                  ---------------  ---------------

Net income (loss)                                                  $         447    $        (229)
                                                                  ===============  ===============
Net income (loss) per common share:
   Basic                                                           $        0.05    $       (0.02)
                                                                  ===============  ===============
   Diluted                                                         $        0.05    $       (0.02)
                                                                  ===============  ===============
Weighted average common shares outstanding:
   Basic                                                               9,378,415        9,376,249
                                                                  ===============  ===============
   Diluted                                                             9,841,596        9,376,249
                                                                  ===============  ===============

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets
              (dollar amounts in thousands, except per share data)

                                                                                       April 4,                January 3,
                                  Assets                                                 2005                     2005
                                                                                 ----------------------   ----------------------
                                                                                       Unaudited                 Audited
Current assets:
   Cash and cash equivalents                                                      $                812     $              1,821
   Short-term investments                                                                          207                      195
   Accounts receivable, net                                                                      2,673                    2,366
   Merchandise inventory                                                                         5,078                    5,139
   Prepaid expenses and other current assets                                                     1,567                    1,103
                                                                                 ----------------------   ----------------------
             Total current assets                                                               10,337                   10,624

Property and equipment, net                                                                     72,630                   73,253
Goodwill, net                                                                                    6,886                    6,886
Licensing agreement, net                                                                         3,595                    3,637
Other assets                                                                                     4,758                    4,728
                                                                                 ----------------------   ----------------------

             Total assets                                                         $             98,206     $             99,128
                                                                                 ======================   ======================

                   Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term debt                                              $              3,332     $              3,329
   Accounts payable and accrued expenses                                                        14,410                   15,738
                                                                                 ----------------------   ----------------------
             Total current liabilities                                                          17,742                   19,067

Obligations under capital lease                                                                 11,596                   11,624
Long-term debt, net of current portion                                                           9,414                    9,611
Deferred rent                                                                                    8,694                    8,647
                                                                                 ----------------------   ----------------------
             Total liabilities                                                                  47,446                   48,949

Interest in consolidated variable interest entity                                                 (460)                    (572)

Stockholders' equity:
   Common stock (par value $.01; authorized 40,000,000 shares; 9,380,349 and
     9,378,349 shares issued and outstanding at April 4, 2005 and
     January 3, 2005, respectively)                                                                 94                       94
   Additional paid-in capital                                                                   70,012                   70,002
   Accumulated deficit                                                                         (18,980)                 (19,427)
   Accumulated other comprehensive income                                                           94                       82
                                                                                 ----------------------   ----------------------

                                                                                                51,220                   50,751
                                                                                 ----------------------   ----------------------


             Total liabilities and stockholders' equity                           $             98,206     $             99,128
                                                                                 ======================   ======================